UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2012
(date of earliest event reported)

 VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 16, 2012, Vascular Solutions, Inc. announced that it has entered into an asset purchase agreement and closed on the acquisition of the assets related to the Venture® wire control catheter of St. Jude Medical, Inc.  The acquisition price of $3 million consists of $2.25 million that was paid in cash at closing on August 16, 2012 and $0.75 million that is payable upon successful qualification of the transitioned manufacturing processes.  Vascular Solutions expects to complete the manufacturing qualification during the second quarter of 2013, at which time it plans to re-launch the device on a worldwide basis.

The asset purchase agreement provides for Vascular Solutions’ acquisition of the remaining finished goods inventory, manufacturing equipment, customer lists, and the intellectual property associated with its Venture wire control catheter business.  The asset purchase agreement contains representations, warranties, covenants, conditions and indemnification obligations that are customary for transactions of this size and type.  Vascular Solutions plans to file the asset purchase agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 8.01.  Other Events

On August 17, 2012, Vascular Solutions, Inc. issued a press release announcing the acquisition of the Venture Catheter from St. Jude Medical, Inc.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

ExhibitNo.	Description
99.1	Press Release dated August 17, 2012 of Vascular Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: August 17, 2012	By:	/s/ James Hennen
James Hennen
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 17, 2012 of Vascular Solutions, Inc.